SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 7, 1999

                          King World Productions, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                        1-9244                       13-2565808
    --------                        ------                       ----------
(State or other                   (Commission                  (IRS Employer
 jurisdiction                     File Number)               Identification No.)
 of incorporation)

12400 Wilshire Boulevard
Suite 1200
Los Angeles, California                                            90025
-----------------------                                            -----
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (310) 826-1108
                                                    --------------

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

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                       This document consists of 4 pages.
           The exhibit index is contained on page 5 of this document.
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Item 5.  Other Events

         On September 7, 1999, the Special Meeting of the King World Productions, Inc. Stockholders (the "Meeting"), which was scheduled in order for stockholders to vote on the approval and adoption of the Agreement and Plan of Merger, dated March 31, 1999 (the "Agreement"), by and among CBS Corporation ("CBS"), King World Productions, Inc. ("King World"), and K Acquisition Corp., a wholly-owned subsidiary of CBS ("Merger Sub"), was adjourned until September 14, 1999. King World adjourned the Meeting to consider the impact of the CBS-Viacom merger transaction (the "Viacom Transaction") that was announced earlier that day. King World currently intends to seek further adjournments to the Meeting until such time as (A) CBS can file an amendment to its Registration Statement relating to the merger of King World and Merger Sub (the "King World Merger") that discloses information concerning the Viacom Transaction and (B) a supplement to the proxy statement relating to the King World Merger can be distributed to King World's stockholders. Attached hereto as Exhibit 99.1 is a copy of the press release issued by King World on September 7, 1999 describing the adjournment.

         In addition, on September 8, 1999, King World, CBS and Merger Sub entered into Amendment No. 1 to the Agreement ("Amendment No. 1"). Amendment No. 1 provides, among other things, for the waiver by CBS and Merger Sub of certain of the conditions to their obligations to consummate the King World Merger, including (i) their right to terminate the Agreement if the merger does not close by December 31, 1999 (or any other date), (ii) the condition that the representations and warranties of King World be accurate on the date the merger is consummated (other than the representation relating to the accuracy of the proxy statement), (iii) the conditions that (A) Roger King's and Michael King's employment contracts (which remain in effect notwithstanding Amendment No. 1) are effective on such date and that Roger King and Michael King are then able to perform their obligations under those contracts, (B) King World's material distribution agreements are, on such date, in effect and not likely to be terminated, and (C) no governmental suit or proceeding is pending that would have a reasonable likelihood of success of restraining or prohibiting the merger or that would result in a material and adverse effect on King World or CBS. In this regard, King World represented to CBS and Merger Sub that had the King World Merger been consummated on September 7, 1999, the conditions set forth in clauses (ii), (iii)(A) and (iii)(B) above would have been satisfied and the condition set forth in clause (iii)(C) above would, to King World's knowledge, have been satisfied.

         Amendment No. 1 also provides that CBS will use its reasonable best efforts to consummate the King World Merger in the most expeditious manner practicable and that King World will cooperate with CBS in this regard. King World has also agreed to waive any claims it might have against CBS occasioned by the

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

delay of the consummation of the King World Merger resulting from the announcement of the Viacom Transaction.

         Attached hereto as Exhibit 2.1 is a copy of Amendment No. 1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  2.1 Amendment No. 1 to Agreement and Plan of Merger, dated March 31, 1999, by and among King World, CBS and Merger Sub.

                  99.1   Press Release, dated September 7, 1999.

                                     Page 3
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         KING WORLD PRODUCTIONS, INC.


                                         By: /s/ Jonathan Birkhahn
                                         -------------------------
                                         Name:  Jonathan Birkhahn
                                         Title: Senior Vice President Business
                                                Affairs, General Counsel

Dated: September 10, 1999

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                                  EXHIBIT INDEX

                                                                  Sequentially
Exhibit                                                           Numbered
Number           Exhibit                                          Page
------           -------                                          ------------
2.1              Amendment No. 1 to Agreement and Plan
                 of Merger, dated March 31, 1999, by and
                 among King World, CBS and Merger Sub.

99.1             Press Release, dated September 7, 1999.

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